                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [ ]

    Filed by a party other than the registrant [X]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                             DONNELLY CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                             DONNELLY CORPORATION
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 20, 1995

                               [DONNELLY LOGO]

                              DONNELLY CORPORATION

                               HOLLAND, MICHIGAN

                              DONNELLY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Donnelly Corporation will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, on Friday, October 20, 1995, at 9:15 A.M., local time, to elect ten (10) directors as set forth in the Proxy Statement and to transact such other business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business September 1, 1995 will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

Dated: September 11, 1995

Holland, Michigan
Maryam Komejan, Corporate Secretary

                                                       Dated: September 11, 1995
                              DONNELLY CORPORATION
                            414 EAST FORTIETH STREET
                            HOLLAND, MICHIGAN 49423

                           -------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 20, 1995

                           -------------------------

                   SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Donnelly Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, October 20, 1995, at 9:15 A.M., local time. The Annual Meeting is being held to elect ten (10) directors and to transact such other business as may properly come before the meeting or any adjournment thereof.

     If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors as set forth in this Proxy Statement.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 1, 1995, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 4,184,587 shares of Class A Common Stock of the Company, each having one vote per share and 3,582,915 shares of Class B Common Stock each having ten (10) votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share for share basis into Class A Common Stock. Holders of shares of Class A Common Stock, as a class, are entitled to elect one-quarter (rounded up) of the directors to be elected at each meeting held for the election of directors. Holders of Class B Common Stock elect, as a class, the directors not elected by the shares of Class A Common Stock. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. See "Nominees for Election as Directors." Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

     The following table sets forth as of September 1, 1995, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of either class of the Company's common stock. Other stock ownership information is also set forth as of September 1, 1995.

                                     AMOUNT AND NATURE                 PERCENT OF           PERCENT OF
      NAME AND ADDRESS OF              OF BENEFICIAL                   EACH CLASS             COMMON
       BENEFICIAL OWNER                  OWNERSHIP                      OF STOCK              EQUITY
------------------------------------------------------------------------------------------------------
                                  CLASS A         CLASS B         CLASS A      CLASS B
                                  -------         -------         -------      -------
NBD Bank, N.A..................   321,746(1)      502,310(1)        7.7%         14.0%         10.6%
200 Ottawa Avenue
Grand Rapids, Michigan 49503
Putnam Investments, Inc........   321,450(2)        --              7.7          --             4.1
One Post Office Square
Boston, Massachusetts 02109
Anne H. Copps..................    38,188(3)      196,476(3)        *             5.5           3.0
414 East Fortieth Street
Holland, Michigan 49423
Bernard P. Donnelly, Jr........    17,066(4)      425,970(4)        *            11.9           5.7
414 East Fortieth Street
Holland, Michigan 49423
Virginia N. Donnelly...........    17,066(4)      425,970(4)        *            11.9           5.7
414 East Fortieth Street
Holland, Michigan 49423
Katherine S. Donnelly..........   179,930(5)      251,903(5)        4.3           7.0           5.6
414 East Fortieth Street
Holland, Michigan 49423
Jane H. Krahmer................    96,925(6)      289,883(6)        2.3           8.1           5.0
414 East Fortieth Street
Holland, Michigan 49423
Gerald T. McNeive..............    46,582(7)      267,165(7)        1.0(9)        7.5           4.0(9)
414 East Fortieth Street
Holland, Michigan 49423
Louise H. McNeive..............    46,582(7)      267,165(7)        1.0(9)        7.5           4.0(9)
414 East Fortieth Street
Holland, Michigan 49423
Marie Josephte Martineau.......    19,466         215,810           *             6.0           3.0
414 East Fortieth Street
Holland, Michigan 49423
Fernande M. Pruden.............   177,076(8)      239,469(8)        3.9(9)        6.7           5.4(9)
414 East Fortieth Street
Holland, Michigan 49423
Rudolph B. Pruden..............   177,076(8)      239,469(8)        3.9(9)        6.7           5.4(9)
414 East Fortieth Street
Holland, Michigan 49423

--------------------------------------------------------------------------------
* Denotes ownership of less than one percent.

For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

(1) Includes (i) 62,187 B Shares held by NBD Bank, N.A., (the "Bank") as co-trustee of the Robert M. Leonard Trust, 35,000 B Shares as co-trustee of the B.P. Donnelly Descendants Trust, 94,062 B Shares as co-trustee of the John Donnelly Residual Trust and 311,061 B Shares held in two trusts for which the Bank serves as sole trustee, (ii) 305,660 A Shares held by Trussal & Co. acting as a nominee of the Bank as follows: 2,000 shares in the Robert M. Leonard Trust, 14,285 shares in the B.P. Donnelly Descendants Trust and 67,187 shares in the John Donnelly Residual Trust, for all of which trusts the Bank serves as co-trustee and 222,187 shares held in two trusts for which the Bank serves as sole trustee and (iii) 16,087 shares held by the Bank as trustee, co-trustee, custodian, or agent of other trusts.

(2) In a Schedule 13G dated January 26, 1994 and delivered to the Company, Putnam Investments, Inc. ("Putnam") disclosed on behalf of its investment management subsidiaries that they had acquired beneficial ownership of 321,450 A Shares. Putnam has the sole power to dispose of all of such shares, and shared power to vote 105,650 of such shares.

(3) Includes 38,188 A Shares and 196,476 B Shares owned by a trust of which Anne
    H. Copps is trustee.

(4) Includes 39,280 A Shares and 425,970 B Shares owned by two trusts of which Bernard P. Donnelly, Jr. and Virginia N. Donnelly (husband and wife) are co-trustees.

(5) Includes 67,187 A Shares and 94,062 B Shares held in the John Donnelly Residual Trust for which Katherine S. Donnelly is a co-trustee.

(6) Includes 9,775 A Shares and 13,125 B Shares owned by Mrs. Krahmer's husband,
    C. Alan Krahmer, as to which she disclaims beneficial ownership.

(7) Includes (i) 28,396 A Shares and 243,104 B Shares owned by Louise H. McNeive, (ii) stock options exercisable within 60 days for 1,000 A Shares, 7,812 A Shares and 10,937 B Shares owned by her husband, Gerald T. McNeive, a director of the Company and (iii) 9,374 A Shares and 13,124 B Shares as to which Louise H. McNeive is custodian for her children, and as to which Gerald T. McNeive disclaims beneficial ownership.

(8) Includes (i) 163,897 A Shares and 226,038 B Shares owned by Fernande Pruden and her retirement plans and (ii) stock options exercisable within 60 days for 1,000 A Shares, 12,179 A Shares and 13,431 B Shares owned by Rudolph Pruden and his retirement plans. Rudolph Pruden is Fernande Pruden's husband and a director of the Company. Fernande Pruden and Rudolph Pruden each disclaim beneficial ownership of the other's shares.

(9) Calculated based on the number of shares outstanding plus 410,700 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

Five of the Company's directors, B. Patrick Donnelly, III, Joan E. Donnelly, Leonard, McNeive and Pruden are all descendants of, or are married to descendants of, Bernard P. Donnelly, Sr., the Company's founder, and each represents one of five family groups of such descendants (the "Donnelly Family"). John F. Donnelly, Jr., a Senior Vice President of the Company, is also a descendant of Bernard P. Donnelly and is the brother of Ms. Donnelly. Each family group has the ability to elect at least one director if they act together and cumulate the votes of the Class B Common Stock. The Company does not know of a family group taking such action. Members of the Donnelly Family own approximately 99% of the Class B Common Stock and approximately 32% of the Class A Common Stock of the Company. These shareholders therefore possess approximately 92% of the voting power of the Company and approximately 32% of the voting power of the Class A Common Stock. Members of the Donnelly Family may transfer shares of Class B Common Stock among themselves, enabling them to retain voting control of the Company for an extended period. Given the voting control of the Donnelly Family, the Donnelly Family could, if all or part of the family took a united position in response to attempts to acquire control of the Company through tender offers or proxy contests, effectively block any such attempts. There is no assurance that any united action would be taken.

                       NOMINEES FOR ELECTION AS DIRECTORS

     All ten directors of the Company are up for re-election at the Annual Meeting, each to serve until the 1996 annual meeting of shareholders or until his or her successor is elected or his or her earlier resignation or removal. Three of the directors will be elected exclusively by the holders of the Class A Common Stock voting as a class, and the other seven directors will be elected by the holders of the Class B Common Stock voting as a class. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. Cumulative voting rights of the Class B Common Stock entitle the holders thereof to spread their votes equally among all nominees for which they are entitled to vote or to cumulate those votes for one or any number of the nominees for which they are entitled to vote. If a holder of Class B Common Stock does not indicate on the proxy card that he or she desires to cumulate votes, the proxies will spread the votes equally among all nominees. The Board of Directors has nominated the persons set forth below for election to the Company's Board of Directors at the annual meeting.

     Holders of Class A Common Stock should complete the accompanying WHITE PROXY and holders of Class B Common Stock should complete the accompanying YELLOW PROXY (and carefully review the instructions accompanying the yellow proxy regarding cumulative voting). Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing as directors for the ensuing year the nominees set forth below, all of whom are presently serving as directors.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the greatest number of votes cast by the holders of the Class A Common Stock, voting as a class, will be elected as directors and the seven individuals who receive the greatest number of votes cast by the holders of Class B Common Stock, voting as a class, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Corporation's transfer agent. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors so elects. The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     The content of the following table is based upon information furnished to the Company by the nominees.

                                            YEAR             AMOUNT AND
                                            FIRST            NATURE OF                    PERCENT OF          PERCENT OF
                                          BECAME A           BENEFICIAL                   EACH CLASS            COMMON
               NAME                 AGE   DIRECTOR           OWNERSHIP                     OF STOCK           EQUITY(2)
------------------------------------------------------------------------------------------------------------------------
                                                         CLASS A(1)       CLASS B       CLASS A(2)    CLASS B
NOMINEES FOR ELECTION BY HOLDERS
  OF CLASS A COMMON STOCK
R. Eugene Goodson, Ph.D(a,f,g)....  60       1993         1,500             --             *%         --%           *%
Donald R. Uhlmann, Ph.D(f,g)......  58       1978        12,250             --             *          --            *
Glenn M. Walters(b,e,f,g).........  71       1982         9,000             --             *          --            *
NOMINEES FOR ELECTION BY HOLDERS
  OF CLASS B COMMON STOCK
J. Dwane Baumgardner, Ph.D. ......  55       1982        69,771             --           1.5          --            *
Arnold F. Brookstone(a,b,d,e).....  65       1976        20,000             --             *          --            *
B. Patrick Donnelly,
  III(b,c,d,e)....................  50       1980        46,684(3)     112,783(3)        1.0         3.1          2.1
Joan E. Donnelly(b,c,d,e).........  47       1987       104,299(4)     146,068(4)        2.3         4.1          3.2
Thomas E. Leonard(a,c,d,f,g)......  65       1967         8,000(5)     127,459(5)          *         3.6          1.7
Gerald T. McNeive(c,d,f,g)........  53       1980        46,582(6)     267,165(6)        1.0         7.5          4.0
Rudolph B. Pruden(b,c,d,e)........  65       1984       177,076(7)     239,469(7)        3.9         6.7          5.4
------------------------------------------------------------------------------------------------------------------------

* Denotes ownership of less than one percent.
(a) Member Audit Committee
(b) Member Compensation Committee
(c) Member Stock Option Committee
(d) Member Finance Committee
(e) Member Human Resource Committee
(f) Member Strategic Plan Committee
(g) Member Technology Committee

For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

(1) Includes the following number of shares with respect to which the Directors have the right to acquire beneficial ownership under stock options exercisable in 60 days: Dr. Uhlmann -- 12,250; Mr. Walters -- 6,000; Dr. Baumgardner -- 59,750; Mr. Brookstone -- 13,500; Dr. Goodson, Ms. Donnelly and Messrs. Donnelly, Leonard, McNeive, Pruden -- 1,000 shares.

(2) Calculated based on the number of shares outstanding plus 410,700 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(3) Includes (i) 3,000 A Shares owned jointly with Mr. Donnelly's wife, Jacqueline K. Donnelly, (ii) 625 A Shares and 1,875 B Shares owned by Jacqueline K. Donnelly, (iii) 2,562 A Shares and 86 B Shares owned by Mr. Donnelly as custodian for his children, (iv) 10,074 A Shares and 14,104 B Shares held in trust for the benefit of a niece and a nephew, for which Mr. Donnelly is a co-trustee and (v) 14,285 A Shares and 35,000 B Shares held in trust for the benefit of Mr. Donnelly and his brothers and sisters, for which Mr. Donnelly is a co-trustee.

(4) Includes (i) 943 A Shares and 1,321 B Shares owned by Joan E. Donnelly's husband, David K. Taylor as to which Ms. Donnelly disclaims beneficial ownership, (ii) 1,562 A Shares and 2,186 B Shares held by Ms. Donnelly as custodian for her children and (iii) 76,250 A Shares and 106,750 B Shares held in trust as to which Ms. Donnelly is the trustee.

(5) Includes (i) 2,000 A Shares and 62,187 B Shares held by the Robert M. Leonard Trust, for which Mr. Leonard is a co-trustee and (ii) 9,272 B Shares owned by Mr. Leonard's wife, Ann N. Leonard, as to which Mr. Leonard disclaims beneficial ownership.

(6) See Note 7 under the caption "Voting Securities and Principal Holders Thereof."

(7) See Note 8 under the caption "Voting Securities and Principal Holders Thereof."

     Dr. Goodson has been Chairman of the Board of Directors and Chief Executive Officer of Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment, since 1990.

     Dr. Uhlmann has been a Professor of Engineering and Chairman of the Department of Material Science and Engineering at the University of Arizona since 1986.

     Mr. Walters has been engaged in management consulting since mid-1982. Prior to that time, he was President and Chief Operating Officer of Herman Miller, Inc., an office furniture manufacturer. Mr. Walters is a director of X-Rite, Incorporated.

     Dr. Baumgardner joined the Company in 1969 and has been Chief Executive Officer since 1982, Chairman of the Board since 1986, and President since 1994. Dr. Baumgardner is a director of SL Industries, Inc.

     Mr. Brookstone has been Chief Financial and Planning Officer of Stone Container Corporation, a major paper and packaging manufacturer, for over 5 years. He was named Executive Vice President of that company in 1991 and was previously a Senior Vice President for more than 5 years. He is a director of MFRI, Inc., Rembrandt Family of Mutual & Money Market Funds, and Stone-Consolidated, Inc.

     Mr. B. Patrick Donnelly, III, now a private investor, was Production Manager of Technical Auto Parts Inc., an automotive parts supplier, from October 1993 through June 1995. From July through December 1992 he was Vice President of Donnelly-Cooper Industries, Inc., a company engaged in production powder coating of manufactured components. From 1989 through 1992 he was President of that company. Donnelly-Cooper Industries, Inc., which emerged from Chapter 11 proceedings in July, 1992, is not affiliated with the Company. Mr. Donnelly is a director of Ottawa Financial Corporation.

     Ms. Donnelly has been Executive Director of Tohono Chul Park, a non-profit desert preserve and museum, since May 1995. From 1984 to 1995, she was a shareholder and Vice President of Tizzard, Knuttinen, Donnelly & Wright, P.C., certified public accountants.

     Mr. Leonard has been President of Henry C. Grebe & Co., Inc. and Grebe Yacht Sales, Inc., since 1972. The companies are currently engaged in commercial boat storage and real estate management.

     Mr. McNeive was appointed Senior Vice President -- Finance and Chief Financial Officer for Laclede Gas Co., a natural gas distributor, in September 1995. From January, 1994 until his most recent appointment he was Vice President -- Associate General Counsel, from September 1992 through 1993 he was Assistant Vice President -- Associate General Counsel, and from 1986 through 1992 he was associate general counsel of that company.

     Mr. Pruden retired in January 1995 from the National Oceanic and Atmospheric Administration (NOAA), an agency of the United States Department of Commerce. His last position, which he held since 1985, was as chief of the audits and internal control branch in the office of the controller.

     Certain of the directors are related to each other. See "Voting Securities and Principal Holders Thereof."

     The Board of Directors, which had 11 meetings in the last fiscal year, has several committees including standing Audit, Compensation and Stock Option Committees. The responsibilities of the Audit Committee, which met four times during the last fiscal year, include making recommendations on the choice of independent public accountants, reviewing financial statements and meeting with such accountants, internal auditors and management. The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation and fringe benefits. The Compensation Committee met four times during the last fiscal year. A separate Stock Option Committee makes final determinations with respect to the award of stock options. The Stock Option Committee met two times in the last fiscal year. The Company has no nominating committee. All directors, except Dr. Uhlmann, attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend. Dr. Uhlmann attended approximately 64% of the Board and Committee meetings which he was eligible to attend.

                           COMPENSATION OF DIRECTORS

     Retirement Plan for Outside Directors. The Board of Directors of the Company adopted a retirement plan for directors of the Company who are not employees of the Company (the "Retirement Plan for Outside Directors"). This plan provides directors who are not employees of the Company ("outside directors") with a retirement benefit based on their years of service as a director of the Company and their annual directors' fees at the time of their retirement from the Board of Directors. The retirement benefits begin after an outside director retires from the Board or reaches age 70, whichever date is later, and continues for a period equal to his or her length of service on the Board or 20 years, whichever period is shorter. The annual benefits under the plan are equal to the annual directors' fees at the time of the outside director's retirement and are payable in quarterly installments.

     The retirement plan for outside directors is not a qualified plan under the Internal Revenue Code and is not funded. Payments under the plan will be made from the general assets of the Company.

     Director Compensation. The directors of the Company, other than salaried employees of the Company, receive an annual fee of $15,000, $1,000 per meeting of the Board of Directors and $800 per meeting of committees thereof which they attend. Chairs of committees receive an additional $400 per committee meeting they attend. All directors are reimbursed for out-of-pocket expenses incurred in attending such meetings. In August of each year, non-employee directors are granted options to purchase 500 shares of the Company's Class A Common Stock. These options, which are exercisable at the closing market price on the date of grant, vest after one year and are then exercisable for ten years. Directors who are employees of the Company are not compensated for their service on the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), comprised of B. Patrick Donnelly, III, Arnold F. Brookstone, Joan E. Donnelly, Rudolph B. Pruden, and Glenn M. Walters, is responsible for the establishment of the level and manner of compensation of the Company's six executive officers ("Executive Officers"). The Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's long time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

     Compensation Philosophy. The Company's and the Committee's approach to compensation is to further the Company's goal of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

     Compensation Policies and Programs. For fiscal year 1995, the Company's compensation programs consisted of cash compensation (including salary and bonus), stock and stock based performance unit plans, and defined benefit retirement plans. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing similar roles with organizations of similar size and like function. These pay ranges are then used to establish a base level of compensation and amounts that may be paid under performance standards. The composite performance standards are comprised of financial performance standards as well as non-financial goals. Financial performance standards measure levels of return on assets, improvements in earnings per share and pre-tax income. The performance of Dr. Baumgardner and Mr. Jellison was measured against Company-wide standards, while the performance of certain other executive officers was measured by specific business performance as well as Company-wide standards. The Committee combines these standards of performance with the achievement of nonfinancial goals to compile a composite performance rating for the past year. This overall rating is then used to establish the salary for the next year as well as annual incentive payments for the prior year's performance. The salaries of the Company's executive officers, including the chief executive officer, for fiscal 1995 were therefore based, in large part, on the performance of the Company during fiscal 1994.

     The Company also rewards performance under the Donnelly Scanlon Plan. Under this Plan most employees of the Company, including the executive officers, have the opportunity to earn a monthly bonus based on profits as a financial incentive. All participating employees receive the same rate of bonus relative to their respective salary or base pay. During the last fiscal year, bonuses earned under the Donnelly Scanlon Plan amounted to approximately 1% of base pay for all employees.

     The Company believes stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. The Company's 1987 Stock Option Plan encourages stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In addition to stock options for certain key executives, the Company also utilizes "performance unit" grants, the value of which is directly tied to stock price appreciation. In determining the size of individual option and performance unit grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 10%) from the market price of such shares.

     The Committee continues to review the limitations on the deductibility for certain compensation paid to executive officers whose annual compensation exceeds $1,000,000, as imposed by sec. 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                             COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              DONNELLY CORPORATION

               B. Patrick Donnelly, III     Arnold F. Brookstone
                     Joan E. Donnelly     Rudolph B. Pruden
                                Glenn M. Walters

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company's four most highly compensated executive officers (collectively referred to as the "Named Executives") for services rendered to the Company during fiscal 1995, 1994 and 1993.

                           Summary Compensation Table

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                          ANNUAL COMPENSATION           ---------------
                                                    --------------------------------     STOCK OPTIONS
           NAME AND PRINCIPAL POSITION              YEAR    SALARY(1)       BONUS(2)    (NO. OF SHARES)
-------------------------------------------------------------------------------------------------------

J. Dwane Baumgardner,.............................  1995    $  394,416(3)   $ 4,022          10,000
  Chairman of the Board, Chief Executive Officer    1994       447,905        8,242           9,500
  and   President                                   1993       382,714        7,781           9,000
John F. Donnelly, Jr.,............................  1995       299,410        2,235           6,250
  Senior Vice President                             1994       240,073        4,421           5,750
                                                    1993       193,325        4,047           5,000
Bob J. Tennison,..................................  1995       190,201          558           6,250
  Senior Vice President
James A. Knister,.................................  1995       187,702(3)     1,972           4,000
  Senior Vice President                             1994       220,257        4,066           5,000
                                                    1993       198,788        4,064           5,000
William R. Jellison,..............................  1995       150,657        1,298           3,500
  Vice President and Chief Financial Officer        1994       129,710        2,399           2,500
                                                    1993       122,701        2,557           2,500
All Executive Officers as a Group (six persons)...  1995     1,347,928       11,159          32,500
-------------------------------------------------------------------------------------------------------

(1) Includes cash compensation plus compensation earned during the fiscal years ended in the respective years under the Company's 401(k) Savings Plan.

(2) Donnelly Scanlon Bonus. The Company pays a monthly formula-based bonus from net income to most employees, including executive officers. During the last fiscal year the Donnelly Scanlon Bonus amounted to approximately 1% of base pay for all employees.

(3) Decrease in compensation is due to a change in the timing of annual incentive payout.

     Option Grants in Last Fiscal Year. Shown below is information on grants of stock options pursuant to the Company's 1987 Stock Option Plan (the "Option Plan") during the 1995 fiscal year to the Named Executives. Under the Option Plan key employees and certain non-employee directors may be granted options to purchase the Company's Class A Common Stock. 812,500 shares of Class A Common Stock are reserved for issuance pursuant to the Option Plan.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                   % OF TOTAL                                ANNUAL RATES OF
                                       NO. OF       OPTIONS                                    STOCK PRICE
                                       SHARES      GRANTED TO                                APPRECIATION FOR
                                     UNDERLYING    EMPLOYEES     EXERCISE                     OPTION TERM(3)
                                      OPTIONS      IN FISCAL      PRICE      EXPIRATION    --------------------
               NAME                  GRANTED(1)       YEAR         (2)          DATE          5%         10%
---------------------------------------------------------------------------------------------------------------
J. Dwane Baumgardner..............     10,000          14%        $17.00       8-19-04     $106,912    $270,936
John F. Donnelly, Jr..............      6,250           9%        $17.00       8-19-04       66,820     169,335
Bob J. Tennison...................      6,250           9%        $17.00       8-19-04       66,820     169,335
James A. Knister..................      4,000           6%        $17.00       8-19-04       42,765     108,374
William R. Jellison...............      3,500           5%        $17.00       8-19-04       37,419      94,828
---------------------------------------------------------------------------------------------------------------

(1) Options become exercisable one year after date of grant.

(2) The exercise price equals the closing market price of the Company's Class A Common Stock on the date of grant. The exercise price may be paid in cash and/or in shares of the Company's Class A Common Stock.

(3) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company's Class A Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

     Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company's Class A Common Stock granted under the Option Plan to the Executive Officers and held by them at July 1, 1995. None of the Named Executives exercised any stock options during fiscal 1995.

                                                    NO. OF SHARES SUBJECT TO          VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS HELD        IN-THE-MONEY OPTIONS AT
                                                        AT JULY 1, 1995                 JULY 1, 1995(1)
                                                  ----------------------------    ----------------------------
                     NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
J. Dwane Baumgardner...........................      49,750          10,000        $ 192,156          $ 0
John F. Donnelly, Jr...........................      24,500           6,250           83,119            0
Bob J. Tennison................................           0           6,250                0            0
James A. Knister...............................      28,875           5,000          116,059            0
William R. Jellison............................       6,875           3,500           10,484            0
--------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options reflects the increase in market value of the Company Class A Common Stock from the date of grant through July 1, 1995 (when the closing price of the Company's Class A Common Stock was $16.125 per share.) Value actually realized upon exercise by the Executive Officers will depend on the value of the Company's Class A Common Stock at the time of exercise.

     Long-Term Incentive Plans -- Awards in Last Fiscal Year. Set forth below is information on the award of benefits under the Company's Executive Compensation Plan during fiscal 1995.

                                                                 NUMBER OF            PERFORMANCE OR
                                                               SHARES, UNITS        OTHER PERIOD UNIT
                           NAME                              OR OTHER RIGHTS(1)    MATURATION OR PAYOUT
-------------------------------------------------------------------------------------------------------
J. Dwane Baumgardner......................................    10,000                 5 years
John F. Donnelly, Jr......................................        0                     N/A
Bob J. Tennison...........................................        0                     N/A
James A. Knister..........................................        0                     N/A
William R. Jellison.......................................        0                     N/A

-------------------------------------------------------------------------------------------------------

(1) Each unit entitles the recipient to a cash payment equal to the five-year cumulative appreciation in the price of the Company's Class A Common Stock. Payment is due within four months after the expiration of the five year performance period.

     Pension Plan Table. The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under the Company's defined benefit plan and the Company's Supplemental Retirement Plan (the "Supplemental Plan"). The Supplemental Plan provides additional benefits only to those employees whose projected retirement benefits under the Company's defined benefit plan are restricted by the Internal Revenue Code (the "Code"). The Code limits compensation that may be considered for qualified pension plan purposes and also limits annual benefits that may be paid under qualified plans. The Supplemental Plan is designed to provide participants with benefits, on a nonqualified basis, so that their total retirement benefits under the Company's pension plan and the Supplemental Plan will be equal to the benefits they would have received under the Company's pension plan if the limitations of the Code did not apply.

                                                                     BENEFITS BASED UPON YEARS OF
                                                                SERVICE AT NORMAL RETIREMENT AGE(2)(3)
                                                             --------------------------------------------
    FINAL AVERAGE                                               10          20          30          35
ANNUAL COMPENSATION(1)                                        YEARS       YEARS       YEARS       YEARS
----------------------------------------------------------------------------------------------------------
      $120,000............................................   $ 16,000    $ 31,000    $ 47,000    $ 55,000
       160,000............................................     22,000      44,000      66,000      77,000
       200,000............................................     28,000      56,000      84,000      98,000
       240,000............................................     34,000      69,000     103,000     120,000
       280,000............................................     41,000      81,000     122,000     142,000
       320,000............................................     47,000      93,000     140,000     164,000
       360,000............................................     53,000     106,000     159,000     185,000
       400,000............................................     59,000     118,000     177,000     207,000

----------------------------------------------------------------------------------------------------------



(1) The final average annual compensation is determined under the defined benefit plan and the Supplemental Plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments as referenced in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $150,000 for 1995, for computing benefits under the Company's defined benefit plan.

(2) The Named Executives have credited years of service under the defined benefit plan and the Supplemental Plan as follows: J. Dwane Baumgardner -- 26 years; John F. Donnelly, Jr. -- 18 years; Bob J. Tennison -- 1 year; James A. Knister -- 27 years; William R. Jellison -- 15 years.

(3) Amounts in excess of $120,000, as limited by Section 415 of the Code, would be paid pursuant to the Supplemental Plan. Benefits shown in the table are computed as a straight life annuity beginning at age 63 and are not subject to any deduction for social security benefits or other offset amounts.

     The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a salary savings plan in which all regular employees of the Company are eligible to participate but to which the Company does not contribute.

     Security Ownership of Management. The following table shows, as of September 1, 1995, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                                                               PERCENT
                                                AMOUNT AND                PERCENT OF             OF
                                                NATURE OF                 EACH CLASS           COMMON
                  NAME                     BENEFICIAL OWNERSHIP            OF STOCK           EQUITY(1)
-------------------------------------------------------------------------------------------------------
                                           CLASS A      CLASS B      CLASS A(1)    CLASS B
                                           ========     ========     ==========    =======

J. Dwane Baumgardner.....................   69,771           --          1.5%          --%          *%
John F. Donnelly, Jr.....................   62,839(2)    54,498(2)       1.3          1.5         1.5
Bob J. Tennison..........................    6,250        --               *           --           *
James A. Knister.........................   36,987(3)     5,407(3)         *            *           *
William R. Jellison......................   24,149(4)        --            *           --           *
All Executive Officers and Directors
  as a Group (15 persons)................  586,808      933,338         12.8         26.0        19.6
--------------------------------------------------------------------------------------------------------

* Denotes ownership of less than one percent.

(1) Includes 410,700 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(2) Includes (i) 781 A Shares and 1,093 B Shares owned by his wife, Banba Donnelly, as to which Mr. Donnelly disclaims beneficial ownership, (ii) 1,562 A Shares and 1,093 B Shares owned by Mr. Donnelly as custodian for his children and (iii) 10,074 A Shares and 14,104 B Shares held in trust for the benefit of a niece and a nephew, for which Mr. Donnelly is a co-trustee.

(3) Includes 4,112 A Shares and 5,407 B Shares owned jointly with Mr. Knister's wife, Nancy Knister.

(4) Includes (i) 10,774 A Shares owned jointly with Mr. Jellison's wife, Joanne Jellison, (ii) 2,500 A Shares owned jointly with Mr. Jellison's mother, Lorraine Jellison, and (iii) 500 A Shares held in trust as to which Mr. Jellison is the trustee.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Total Return Index and the Dow Jones Automobile Parts Index for the period commencing June 30, 1990 and ending July 1, 1995. The graph assumes the investment of $100 on June 30, 1990 in the Company's Common Stock, the S&P 500 Total Return Index and the Dow Jones Automobile Auto Parts Index with dividends reinvested.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
              AMONG THE DONNELLY CORPORATION, S&P 500 TOTAL RETURN
                    INDEX & DOW JONES AUTOMOBILE PARTS INDEX
                              YEAR ENDING JUNE 30,

                                                  S&P 500 TO-      DOW JONES
      MEASUREMENT PERIOD           DONNELLY       TAL RETURN      AUTOMOBILE
    (FISCAL YEAR COVERED)         CORPORATION        INDEX       PAR TS INDEX
1990                                       100             100             100
1991                                       117             107             110
1992                                       242             122             177
1993                                       258             138             218
1994                                       208             140             203
1995                                       217             176             231

                              CERTAIN TRANSACTIONS

     Pursuant to a 1972 agreement (the "1972 Agreement") between the Company and five principal shareholders, the Company agreed to purchase, upon the death of any of those shareholders, an amount of the Company's 7 1/2% preferred stock, $10 par value per share, equal to the lesser of $200,000 or the total estate tax and cost of administration of the shareholder's estate. The purchase price for the 7 1/2% preferred stock is $10 per share, its par value. The 1972 Agreement remains in effect with one shareholder, Bernard P. Donnelly, Jr., who owns 40,000 shares of the 7 1/2% preferred stock and who also owns more than 5% of the common equity of the Company. See "Voting Securities and Principal Holders Thereof."

     The holders of the Company's Class B Common Stock also own shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code which has been designed to reduce the income tax liability of the Company. The shares of Donnelly Export Corporation are owned entirely by the holders of the Class B Common Stock of the Company. The holders of Class B Common Stock hold, for each 35 such shares, four shares of common stock of Donnelly Export Corporation. Donnelly Export Corporation does not provide the holders of Class B Common Stock any financial advantage over holders of the Class A Common Stock. The shareholders of Donnelly Export Corporation are not entitled to vote on issues voted upon by the Company's shareholders.

                 RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The combined consolidated financial statements of the Company have been examined by BDO Seidman, LLP, independent certified public accountants. A representative of BDO Seidman is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Company's Audit Committee selected the Company's auditors for the fiscal year in the spring of this past year. It is expected that this practice will change this year with the selection of the Company's auditors being made before spring of this year.

                  SHAREHOLDER PROPOSALS -- 1996 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at the next annual meeting of the Company must be received by the Company at 414 East Fortieth Street, Holland, Michigan 49423-5368, not later than May 14, 1996, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                       AVAILABILITY OF 10-K ANNUAL REPORT

     The annual report on Form 10-K to the Securities and Exchange Commission will be provided free to shareholders upon written request. Write Ms. Maryam Komejan, Vice President and Corporate Secretary, Donnelly Corporation, 414 East Fortieth Street, Holland, Michigan 49423-5368.

               COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Exchange Act requires directors and executive officers to file reports of ownership and changes of ownership of shares of the Company's Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of such reports received by it, or written representations from certain reporting persons, the Company is not aware of any failure to timely file such reports.

                                 MISCELLANEOUS

     The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 11, 1995.

                                          J. Dwane Baumgardner
                                          CHAIRMAN OF THE BOARD

--------------------------------------------------------------------------------

An annual report to shareholders for the year ended July 1, 1995 containing certified financial statements is being mailed to the shareholders with these materials.
--------------------------------------------------------------------------------

                             DONNELLY CORPORATION

            414 EAST FORTIETH STREET, HOLLAND, MICHIGAN 49423-5368

                         PROXY - CLASS A COMMON STOCK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Donnelly Corporation held of record by the undersigned on September 1, 1995, at the annual meeting of shareholders to be held October 20, 1995, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                     (Continued and to be signed and dated on the Reverse Side.)



                                              DONNELLY CORPORATION
                                              P.O. BOX 11041
                                              NEW YORK, N.Y. 10203-0041



--------------------------------------------------------------------------------
        _______
       |_______|



1. Directors to be elected by holders of Class A Common Stock

   /X/  FOR all nominees listed below       /X/ WITHHOLD AUTHORITY to vote for all        /X/   EXCEPTIONS
                                                    nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST BELOW.)

                                      R. Eugene Goodson, Donald R. Uhlmann, Glenn M. Walters

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                                               Change of address and    [ X ]
                                                                                               or comments, mark here

                                                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                    DATED: __________________________________________________________, 1995

                                                    _______________________________________________________________________
                                                                                 Signature
                                                    _______________________________________________________________________
                                                                        Signature if held jointly

                                                    VOTES MUST BE INDICATED
                                                    (X) IN BLACK OR BLUE INK.   /X/


   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             DONNELLY CORPORATION
            414 EAST FORTIETH STREET, HOLLAND, MICHIGAN 49423-5368
                          PROXY - CLASS B COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Donnelly Corporation held of record by the undersigned on September 1, 1995, at the annual meeting of shareholders to be held October 20, 1995, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                     (Continued and to be signed and dated on the Reverse Side.)




                                        DONNELLY CORPORATION
                                        P.O. BOX 11041
                                        NEW YORK, N.Y.  10203-0041

--------------------------------------------------------------------------------
        _______
       |_______|


1.  Directors to be elected by holders of Class B Common Stock
    Holders of Class B Common Stock have 10 votes per share and have the right to cumulate their votes in the election of directors to be elected by that class.  (See enclosed instructions.)  PLEASE VOTE EITHER IN SUBSECTION A OR SUBSECTION B,
    BUT NOT BOTH.

                                                     A.  NON-CUMULATIVE VOTING
                   If desired, a holder may vote for or against all nominees by checking one of the boxes below.

   /X/  FOR all nominees listed below               /X/ WITHHOLD AUTHORITY to vote for all          /X/ EXCEPTIONS
        (except as marked to the contrary below)        nominees listed below

(INSTRUCTION: IF NOT CUMULATING YOUR VOTES, TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST
BELOW.)
                   J. Baumgardner, A. Brookstone, B. P. Donnelly, J. Donnelly, T. Leonard, G. McNeive, R. Pruden


                B. CUMULATIVE VOTING (DO NOT VOTE HERE IF YOU HAVE ALREADY VOTED IN SUBSECTION A.)
        To cumulate votes, write in the number of votes you wish to                                Change of address and
         cast for a nominee opposite his or her name.                                                or comments, mark here /X/
        ____ J. Baumgardner     ____ B.P. Donnelly         ____ T. Leonard         ____ R. Pruden
        ____ A. Brookstone      ____ J. Donnelly           ____ G. McNeive

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                           Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as
                                                           attorney, executor, administrator, trustee or guardian,
                                                           please give full title as such.  If a corporation, please
                                                           sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                           DATED: ________________________________________________, 1995
                                                           _____________________________________________________________
                                                                                     Signature
                                                           _____________________________________________________________
                                                                             Signature if held jointly

                                                           VOTES MUST BE INDICATED
                                                           (X) IN BLACK OR BLUE INK.     /X/

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                INSTRUCTIONS FOR VOTING OF CLASS B COMMON STOCK

     Holders of the Class B Common Stock of Donnelly Corporation have 10 votes per share and also have the right to cumulate their votes in the election of directors to be elected by that class. At the 1995 Annual Meeting, the Class B Common Stock will elect 7 directors. The right to cumulate votes means that holders of Class B Common Stock, instead of spreading their votes equally among all 7 nominees, may cast all of their votes for 1 nominee or otherwise cast the votes on a disproportionate basis among the nominees.

     A holder's total number of votes is equal to the number of shares of Class B Common Stock held times 10 times 7. For example, if a holder owns 500 shares, his or her total number of votes in the election of directors will be 35,000. These votes may be distributed among the nominees however the holder desires. For example, again assuming 35,000 votes (based upon ownership of 500 shares), a holder may cast all 35,000 votes for one nominee, cast the votes in some other combination disproportionately among the nominees or cast a blanket vote for all nominees (in which case each nominee would get 5,000 votes).

     The enclosed yellow proxy explains what a holder must do in order to cumulate votes and also what a holder must do to simply vote for all the nominees or to withhold authority for all the nominees. The proxy permits a holder to either vote without cumulating votes or to cumulate votes.